Exhibit 99.1




Certification pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Amended Quarterly Report of BankAtlantic Bancorp, Inc. (the "Company") on Form 10-Q/A for the period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Alan B. Levan, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. &1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



By/s/Alan B. Levan
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Name: Alan B. Levan
Title: Chief Executive Officer
Date:



     The foregoing certificate is provided solely for purposes of complying with
Section 906 of the Sarbanes-Oxley Act of 2002 and for no other purpose whatsoever. Notwithstanding anything to the contrary set forth herein or in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate the Company's future filings, including this Quarterly Report on Form 10-Q/A, in whole or in part, this Certificate shall not be incorporated by reference into any such filings.